                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              SINTER METALS, INC.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Class A Common Stock, par value $.001 per share, and of Class B Common Stock, par value $.001 per share (the "Shares"), of Sinter Metals, Inc., a Delaware corporation (the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase, dated May 2, 1997 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.

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
           By Hand:                       By Mail:                 By Overnight Carrier:
        Citibank, N.A.                 Citibank, N.A.                 Citibank, N.A.
    Corporate Trust Window     c/o Citibank Data Distribution, c/o Citibank Data Distribution,
                                            Inc.                           Inc.
  111 Wall Street, 5th Floor            P.O. Box 7072                 404 Sette Drive
   New York, New York 10043       Paramus, New Jersey 07653      Paramus, New Jersey 07652
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                      Facsimile for Eligible Institutions:
                                 (201) 262-3240
                              To confirm fax only:
                                 (800-422-2077)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to GKN Powder Metallurgy, Inc. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of GKN Powder Metallurgy Holdings, Inc. ("Parent"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Each of Parent and the Purchaser have been formed by GKN plc, a public limited company registered in England, in connection with the Offer and the transactions contemplated thereby.

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Number of Shares:                                               SIGN HERE
  -----------------------------------
Certificate No(s). (if available):               Name(s) of Record Holder(s):

---------------------------------------------    ---------------------------------------------

---------------------------------------------    ---------------------------------------------
                                                              (PLEASE PRINT)
If Shares will be tendered by
book-entry transfer:                             Addresses:
                                                           -----------------------------------
                                                                                    (Zip Code)
Name of Tendering Institutions                   Area Code and Telephone No.:

---------------------------------------------    ---------------------------------------------

Account No.:                               at
            -----------------------------
[ ] The Depository Trust Company                 Signature(s):
                                                              --------------------------------
[ ] Philadelphia Depository Trust Company        Dated:                                 , 1997
                                                       ---------------------------------
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depositary Trust Company, in each case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

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Name of Firm:
             --------------------------------    ---------------------------------------------
                                                             (AUTHORIZED SIGNATURE)

Address:                                         Name:
---------------------------------------------         ----------------------------------------

---------------------------------------------    Title:
                                                       ---------------------------------------
---------------------------------------------
                                     Zip Code    Date:
                                                      ----------------------------------------
Area Code and Tel. No.:
                       ----------------------
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DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED
DELIVERY. CERTIFICATES SHOULD BE SENT TOGETHER WITH LETTER OF TRANSMITTAL.